Exhibit 99.1

NOTICE OF TWO FOR ONE COMMON STOCK SPLIT

NASDAQ Corporate Data Dep’t	April 7, 2010
2 Corporate Drive – 300
Shelton, CT 06484

Re: Bio-Reference Laboratories (“BRLI”)

Ladies and Gentlemen,

Pursuant to Securities Exchange Act Rule 10b-17, notice is hereby given that BRLI’s board of directors has approved and declared a two for one stock split of its Common Stock. Pursuant to the stock split, each BRLI stockholder will receive one additional share of BRLI Common Stock for each share of BRLI Common Stock owned on the record date. The details are as follows:

(i)            Title of the security — Common Stock, $.01 par value

(ii)           Date of declaration — April 7, 2010

(iii)          Record Date for determining holders of record entitled to participate in the stock split — Close of business on April 19, 2010

(iv)          Anticipated date of delivery (mailing date) of the distribution — April 21, 2010

(v)(b)      The number of shares of Common Stock outstanding;

(1) immediately prior to the distribution of the two for one stock split. 13,880,986 shares

(2) immediately following the distribution of the two for one stock split. 27,761,972 shares.

(viii)        The name and address of BRLI’s transfer agent is as follows:

American Stock Transfer and Trust Company

6201 15th Avenue

Brooklyn, New York 11219

Very truly yours,
Bio-Reference Laboratories, Inc.

By	/S/ Sam Singer
Sam Singer
Senior Vice President and
Chief Financial Officer